                    5% Convertible Subordinated Debentures
                                   due 1999

                                STAPLES, INC.

                              STANDBY AGREEMENT
                              -----------------
                                                                   June 20, 1995

            Alex. Brown & Sons Incorporated
            135 East Baltimore Street
            Baltimore, MD  21202

            Dear Sirs/Mesdames:

                 Staples, Inc., a Delaware corporation (the "Company"),
            proposes to call for redemption on July 10, 1995 (the "Redemption Date"), all its outstanding 5% Convertible Subordinated Debentures due 1999 (the "Securities") at 103.571% of the principal amount thereof plus accrued interest from May 1, 1995 to the Redemption Date (the "Redemption Price"). The Securities are convertible into shares of the Company's Common Stock, $0.0006 par value per share (the "Common Stock"), at any time prior to the close of business on June 30, 1995 (the "Expiration Date"). The Company desires to make arrangements pursuant to which you (the "Purchaser") will purchase from the Company, on the terms and subject to the conditions set forth herein, such number of shares of Common Stock, if any (the "Conversion Shares"), that would have been issuable upon conversion of the Securities that have not been surrendered for conversion on or prior to the Expiration Date.

                 The Company confirms as follows its agreements with the
            Purchaser.

                 1.   AGREEMENT TO SELL AND PURCHASE.

                           On the basis of the representations, warranties and
            agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, the Conversion Shares at a price per share of $20.9086 (the "Price Per Share").

                 2. DELIVERY AND PAYMENT. (a) Delivery of the Conversion Shares shall be made to the Purchaser against payment of the purchase price by certified or official bank check
            payable in New York Clearing House (next-day) funds to the order of the Trustee (as defined below), at the offices of
            Alex. Brown & Sons Incorporated, 135 East Baltimore Street, Baltimore, Maryland. Such payment shall be made at 10:00
            a.m.,  Eastern time, on the second business day prior to
            the Redemption Date (such date is
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            hereinafter referred to  as the "Closing Date").  The Company shall advise the Purchaser in writing no later than 7:00 p.m., New York City time, on the fifth business day prior to the Redemption Date of the number of shares of Common Stock comprising the Conversion Shares.

                At the Closing Date, the Company shall deliver to the
            Purchaser a certificate registered in the name of the Purchaser representing all of the Conversion Shares. At 10:00 a.m., Eastern time, on the second business day immediately following the Closing Date, or at such other time on such other date as may be agreed on by the Company and the Purchaser (the "Exchange Date"), the Company will deliver to the Purchaser, in exchange for the certificate referred to in the preceding sentence, certificates evidencing the Conversion Shares that are in definitive form and registered in such names and in such denominations as the Purchaser shall request at least 36 hours prior to the Exchange Date by written notice to the Company. For the purpose of expediting the checking and packaging of certificates for the Conversion Shares, the Company agrees to make such certificates available for inspection at least 18 hours prior to the Exchange Date.

                The cost of original issue tax stamps, if any, in  connection with the issuance and delivery of the Conversion Shares by the Company to the Purchaser shall be borne by the Company. The Company will pay and save the Purchaser and any subsequent holder of the Conversion Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying Federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to the Purchaser of the Conversion Shares.

                (b) It is understood that the Purchaser intends to resell the Conversion Shares at prices prevailing in the open market. The Purchaser agrees to remit to the Company 50% of the Profit (as defined below) received on the resale of the Conversion Shares.
            As used herein, "Profit" means the excess of the aggregate proceeds received by the Purchaser on the resale of the Conversion Shares over the aggregate purchase price paid by the Purchaser to the Company therefor after deduction from such proceeds of sale of the cost of funds to carry Conversion Shares at the Purchaser's then current cost of funds, per annum, any selling concessions, transfer taxes and other direct out-of-pocket selling expenses. Upon completion of the sale of the Conversion Shares, the Purchaser shall furnish to the Company a statement setting forth the aggregate proceeds received on the sale thereof and the applicable selling concessions, cost of carry, transfer taxes and other direct out-of-pocket selling expenses. For purposes of the foregoing determination, any Conversion Shares not sold by the Purchaser prior to 5:00 p.m., Eastern time, on the 20th business day after the Closing Date shall be deemed to have been sold on such 20th business day for an amount equal to the last sale price of the Common Stock on such day as reported by the National Association of Securities Dealer Automated Quotation System on such day. Nothing contained herein shall limit the right of the Purchaser, in its sole discretion, to determine the price or prices at which, or (subject to Section 4(q)) the time or times when, any Conversion Shares shall be sold, whether or not prior to the Redemption Date and whether or not for long or short account.

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                   (c)  Until the Expiration Date, the Purchaser may (but shall be under no obligation to ) purchase Securities, in the open market or otherwise, in such amounts and at such prices as the Purchaser may deem advisable. All Securities so purchased will be converted by the Purchaser into Common Stock. It is understood that, for the purpose of stabilizing the price of the Common Stock or otherwise, the Purchaser may make purchases and sales of Common Stock, in the open market or otherwise, for long or short account, on such terms as it may deem advisable and it may overallot in arranging sales.

                   (d) As compensation for the commitment of the Purchaser hereunder, the Company will pay on the Closing Date to the Purchaser the sum of (i) $240,000, (ii) an amount equal to the product of (A) $.50 and (B) the aggregate number of Conversion Shares purchased by the Purchaser in excess of 287,500 but less than or equal to 2,875,000 and (iii) an amount equal to the product of (A) $.65 and (B) the aggregate number of Conversion Shares purchased by the Purchaser in excess of 2,875,000. Such compensation shall not be payable if the Purchaser terminates its commitment hereunder pursuant to Section 7 or if the Purchaser determines not to purchase the Conversion Shares on the Closing Date as a result of a failure to be satisfied of the condition set forth in Section 5(c).

                   (e) Notwithstanding anything to the contrary in this Agreement, under no circumstances shall the aggregate underwriters' compensation payable under this Agreement exceed the maximum amount permitted to be paid under the rules and interpretations of the National Association of Securities Dealers, Inc.

                 3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                 The Company represents, warrants and covenants to the
            Purchaser that:

                      (a) The Company meets the requirements for use of Form S-3 and a registration statement on Form S-3 relating to the issuance of Common Stock upon conversion of the Securities or to the Purchaser hereunder and the resale of the Conversion Shares acquired by the Purchaser contemplated hereby, including such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (collectively referred to as the "Rules and Regulations") of the Securities and Exchange Commission (the
            "Commission") thereunder, and has been filed with the Commission. Copies of such registration statement have been delivered to the Purchaser. A final prospectus will be filed by the Company with the Commission if required by, and in accordance with, Rule 424(b) of the Rules and Regulations. The term "Registration Statement" means the registration statement as amended at the time it becomes effective (the "Effective Date"), including financial statements and all exhibits. The term "Prospectus" means the prospectus as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no such filing is required, the form of final prospectus included in the

            Registration Statement at the Effective Date. Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the Effective Date or the date of such preliminary prospectus or the Prospectus, as the case may be. Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date, or the date of the Prospectus, as the case may be, and deemed to be incorporated therein by reference.

                      (b) On the Effective Date, the date the Prospectus is first filed with the Commission pursuant to Rule 424(b) (if required), at all times subsequent to and including the Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement and the Prospectus
            (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included or incorporated by reference in the Prospectus, did or will comply in all material respects with the Act, the Exchange
            Act, the rules and regulations thereunder (the "Exchange
            Act Rules and Regulations") and the Rules and Regulations and will contain all statements required to be stated therein in accordance with the Act, the Exchange Act, the Exchange Act Rules and Regulations and the Rules and Regulations. None of the Registration Statement, as of the Effective Date, any post-effective amendment to the Registration Statement, as of its effective date, or the Prospectus or any such amendment or supplement thereto, as of the date hereof, did or will contain an untrue statement of the material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the Effective
            Date, at the date any amendment or supplement to the Prospectus is filed with the Commission and at the Closing
            Date, the Prospectus did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to the Purchaser furnished in writing to the Company by the Purchaser specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. For all purposes of this Agreement, the statements with respect to the public offering of the Conversion Shares set forth under the caption "Standby and Other Arrangements" in the Prospectus constitute the only information relating to the Purchaser furnished in writing to the Company by the Purchaser specifically for inclusion in the Registration Statement.
            The Company has not distributed any offering material in connection with the offering or sale of the Conversion
            Shares other than the Registration Statement, the Prospectus or any other materials, if any, permitted by the Act.

                  (c) The documents which are incorporated by reference in the preliminary prospectus and the Prospectus or from which information is so incorporated by reference, when they become effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Act or the Exchange Act, the Exchange
            Act Rules and Regulations, and the Rules and Regulations, as applicable; and any documents so filed and incorporated by reference subsequent to the Effective Date shall, when they are filed with the Commission, conform in all material respects with the requirements of the Act and the Exchange
            Act, the Exchange Act Rules and Regulations and the Rules and Regulations, as applicable. None of such documents incorporated by reference contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (d) The only subsidiaries (as defined in the Rules and Regulations) of the Company are the subsidiaries listed on Exhibit A hereto (the "Subsidiaries"). The Company and each of its Subsidiaries is, and at the Closing Date will be, a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company and each of its Subsidiaries has, and at the Closing Date will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. The Company and each of its Subsidiaries is, and (except for any Subsidiaries which may be merged into the Company prior to such date) at the Closing Date will be, duly licensed or qualified to do business and in good standing as a foreign corporation in all jurisdictions in which it owns or leases properties or otherwise maintains an office for the transaction of business, or in which the failure to be so licensed or qualified or in good standing could subject it to a material liability or disability. All of the outstanding shares of capital stock of the Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and claims whatsoever. Except for (i) the stock of the Subsidiaries, (ii) as disclosed in the Registration Statement, (iii) the stock of Macauley's Business
            Resources, Inc. ("MBRI") (which is expected to be purchased by the Company prior to the Closing Date), and (iv) a minority interest in certain industry buying groups (none of which is material, individually or in the aggregate, to the Company), the Company does not own, and at the Closing Date will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity. Complete and correct copies of the certificate of incorporation and of the by-laws of the Company and each of its Subsidiaries and all amendments thereto have been delivered (in the case of the Company) or made available
            (in the case of the Subsidiaries) to the Purchaser, and (except pursuant to the upstream mergers referred to in this paragraph) no changes therein will be made subsequent to the date hereof and prior to the Closing Date.

                      (e) The outstanding shares of Common Stock have been, the shares of Common Stock to be issued upon the conversion of the Securities upon issuance will be,
            and the Conversion Shares upon issuance and payment of the purchase price therefor in accordance with the terms of this Agreement will be, duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar right. The description of the Common Stock in the Registration
            Statement and the Prospectus is, and at the         Closing Date
            will be, complete and accurate in all material respects. Except as set forth in the Prospectus, the Company does not have outstanding, and at the Closing Date will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock, any shares of capital stock of any Subsidiary or any such warrants, convertible securities or obligations, except for (i) options granted and Common Stock issued (which shall be in the ordinary course of business consistent with past practice) pursuant to the Company's employee and/or director stock plans described in the Prospectus since the date as of which such information is set forth in the Prospectus, (ii) pursuant to the acquisition agreement with the stockholders of MBRI and (iii) pursuant to the Merger Agreement among the Company, MICO Business Products, Inc. and a subsidiary of the Company dated May 11, 1995 (the "MICO Agreement").

                   (f) The principal amount of the Securities (but not any interest accrued thereon) is convertible into Common Stock until the Expiration Date at a conversion price of $20.00 per share. At the close of business on the business day immediately preceding the date hereof, there was $115,000,000; aggregate principal amount of Securities outstanding. On the Redemption Date, the Securities shall have been duly called for redemption at the Redemption
            Price in accordance with the terms of the Indenture, dated November 2, 1992 (the "Indenture"), between the Company and
            The First National Bank of Boston, as trustee (the
            "Trustee"). A copy of the form of notice of redemption of the Securities (the "Notice of Redemption") has been delivered to the Purchaser. The amount of accrued and unpaid interest on the Securities as of the Redemption Date is $9.72 per $1,000.00 principal amount.

                   (g) The financial statements and schedules included or incorporated by reference in the Registration Statement or the Prospectus present fairly the consolidated financial condition of the Company as of the respective dates thereof and the consolidated results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus. No other financial statements or schedules of the Company are required by the Act, the Exchange Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus. Ernst & Young
            LLP, and KPMG Peat Marwick (the "Accountants"), who have reported on such financial statements and schedules, are independent accountants with respect to the Company as required by the Act and the Rules and Regulations. The statements included in the Registration Statement with respect to the Accountants pursuant to Rule 509 of Regulation S-K of the Rules and Regulations are true and correct in all material respects.

                   (h) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date, except as set forth in or contemplated by the Registration Statement and the Prospectus, (i) there has not been and will not have been any change in the capitalization of the Company (except for the grant or exercise of options or the issuance of Common Stock, in each case pursuant to employee and/or director stock plans described in the Prospectus or the conversion of the Securities and for stock issued in connection with the MBRI acquisition or pursuant to the MICO Agreement), or any material change in the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, arising for any reason whatsoever, (ii) neither the Company nor any of its Subsidiaries has incurred nor will it incur any liabilities or obligations, direct or contingent, that are material to the Company and its Subsidiaries, taken as a whole, nor has it entered into nor will it enter into any material transactions other than pursuant to this Agreement and the transactions referred to herein and (iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock.

                   (i) The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

                   (j) Except as set forth in the Registration Statement and the Prospectus, there are no actions, suits or proceedings pending or threatened against or affecting the Company or any of its Subsidiaries or any of their respective officers in their capacity as such, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might reasonably materially and adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole.

                   (k) The Company and each of its Subsidiaries has, and at the Closing Date will have, (i) all governmental licenses, permits, consents, orders, approvals and other authorizations required to carry on its business as contemplated in the Prospectus, except for any of the foregoing the failure to have of which could not have a material adverse effect on the Company and its Subsidiaries, taken as a whole, (ii) complied in all material respects with all laws, regulations and orders applicable to it or its business and (iii) performed in all material respects all its obligations required to be performed by it, and is not, and at the Closing Date will not be, in default in any material respect, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a "contract or other agreement") to which it is a party or by which its property is bound or affected. To the best knowledge of the Company and each of its Subsidiaries, no other party under any contract or other agreement to which it is a party that is material to the Company and its Subsidiaries, taken as a whole, is in default in any material respect thereunder. Neither the Company nor any of its Subsidiaries is, nor at the Closing Date will any of them be, in violation of any provision of its certificate of incorporation or by-laws. The Company has not been advised, and has no reason to believe, that either it or any of its Subsidiaries is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations, except where failure to be so in compliance would not materially adversely affect the condition (financial or otherwise), business, results of operations or prospects of the Company and its Subsidiaries, taken as a whole.

                  (l) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the authorization, issuance, transfer, sale or delivery of the Conversion Shares by the Company or the shares of Common
            Stock to be issued upon the conversion of the Securities, in connection with the execution, delivery and performance of this Agreement by the Company or in connection with the taking by the Company of any action contemplated hereby, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc.
            (the "NASD") in connection with the purchase and distribution by the Purchaser of the Conversion Shares.

                  (m) The Company has full corporate power and authority to enter into this Agreement. Each of this Agreement, the Indenture and the Securities has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement or obligation of the Company and is enforceable against the Company in accordance with the terms hereof and thereof. The Company has full corporate power and authority to call the Securities for redemption, to convert and redeem the Securities and to issue the Conversion Shares and the shares of Common Stock to be issued upon the conversion of the Securities, all as described in the Prospectus, and all such actions have been duly authorized by the Company. Neither the call of the Securities for redemption, the conversion of the Securities, the redemption of the Securities, the performance of this Agreement nor the consummation of the transactions contemplated hereby will result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its Subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the certificate of incorporation or by-laws of the Company or any of its Subsidiaries, any contract or other agreement to which the Company or any of its Subsidiaries or any of its properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of its Subsidiaries.

                      (n) The Company and each of its Subsidiaries has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the

            Prospectus or are not material to the business of the Company and its Subsidiaries, taken as a whole. The Company or one of its Subsidiaries has valid, subsisting and enforceable leases for the properties described in the Prospectus as leased by it, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such properties by the Company or such Subsidiaries.

                   (o) There is no document or contract of a character required by the Act or the Rules and Regulations to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. Except as set forth in the Prospectus, all such contracts to which the Company or any Subsidiary is a party have been duly authorized, executed and delivered by the Company or such Subsidiary, constitute valid and binding agreements of the Company or such Subsidiary and are enforceable against the Company or such Subsidiary in accordance with the terms thereof (except as such enforceability may be limited by bankruptcy or insolvency law, general principles of equity, limitations on the enforceability of indemnification agreements or agreements not to compete, and other similar legal limitations applicable to contracting parties generally).

                   (p) No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Purchaser was or will be, when made, inaccurate, untrue or incorrect in any material respect.
            The Company has not distributed and will not distribute prior to the Redemption Date any offering material in connection with the offering and sale of the Conversion
            Shares other than the Prospectus, the Registration
            Statement and the other materials permitted by the Act.

                   (q) Neither the Company nor, to the best of the Company's knowledge, any of its directors, officers or controlling persons has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the conversion of the Securities or the sale or resale of the Conversion Shares.

                   (r) No holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement.

                   (s) The Conversion Shares and the shares of Common Stock to be issued upon conversion of the Securities are eligible for quotation on the National Association of Securities
            Dealers Automated Quotation System.

                   (t) Neither the Company nor any of its Subsidiaries is involved in any material labor dispute nor, to the knowledge of the Company, is any such dispute threatened.

                   (u) The name "Staples" is a trademark of the Company which has been duly registered with the U.S. Patent and Trademark Office; the Company has the right to use such trademark in connection with its business as currently and as proposed to be conducted in the United States and the Company has not received any notice that its current and proposed use (in the U.S. or abroad) of such trademark infringes any rights of any other party except as set forth in the Prospectus. Except as disclosed in or specifically contemplated by the Prospectus, the Company and its Subsidiaries have sufficient trademarks, trade names, patent rights, mask works, copyrights, licenses, approvals and governmental authorizations to conduct their businesses as now conducted; except for any possible expiration of the Company's rights to use the trademark "Staples" or any derivation thereof, the expiration of any trademarks, trade names, patent rights, mask works, copyrights, licenses, approvals or governmental authorizations would not have a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Company and its Subsidiaries, taken as a whole; and the Company has no knowledge of any material infringement by it or its Subsidiaries of trademark, trade name rights, patent rights, mask works, copyrights, licenses, trade secret or other similar rights of others, and, other than the litigation in Canada regarding the Business Depot which has been disclosed to the Purchaser, there is no claim being made against the Company or its Subsidiaries regarding trademark, trade name, patent, mask work, copyright, license, trade secret or other infringement which may be reasonably foreseen to have a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Company and its Subsidiaries, taken as a whole.

                   (v) The Company has complied, and until the completion of the distribution of the Conversion Shares, will comply with all of the provisions of (including, without limitation, filing all forms required by) Section 517.075 of the Florida Securities and Investor Protection Act and regulation 3E-900.001 issued thereunder with respect to the offering and sale of the Conversion Shares. The Company has timely and properly filed with the Commission all reports and other documents required to have been filed with the Commission.

                   (w) The Company has not incurred any liability for a fee, commission, or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than as contemplated hereby.

                   (x) The Company and its Subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes shown as due thereon; and the Company has no knowledge of any tax deficiency which has been or may be reasonably foreseen to be asserted or threatened against the Company or its Subsidiaries which could materially and adversely affect the business, results of operations or properties of the Company and its Subsidiaries, taken as a whole.

                   (y) Each of the Company and its Subsidiaries maintains insurance of the types and in the amounts generally deemed adequate for its business, including, but not limited to, insurance covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

                   (z) Neither the Company nor any of its Subsidiaries has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United
            States or any jurisdiction thereof.


                 4. AGREEMENTS OF THE COMPANY. The Company agrees with the Purchaser as follows:

                   (a) The Company will not, either prior to the Effective Date or thereafter during such period as the Prospectus is required by law to be delivered in connection with sales of the Conversion Shares by the Purchaser or a dealer, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Purchaser within a reasonable period of time prior to the filing thereof and the Purchaser shall not have objected thereto in good faith.

                   (b) The Company will use its best efforts to cause the Registration Statement to become effective, and will notify the Purchaser promptly, and will confirm such advice in writing, (1) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (2) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (4) of the happening of any event during the period mentioned in the second sentence of Section 4(e) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (5) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment.

                   (c) The Company will furnish to the Purchaser without charge, two signed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto (including any document filed under the Exchange
            Act and deemed to be incorporated by reference into the Prospectus).

                   (d) The Company will comply with the undertakings contained in the Registration Statement.

                   (e) On the Effective Date, and thereafter from time to time, the Company will deliver to the Purchaser, without charge, as many copies of the Prospectus or any amendment or supplement thereto as the Purchaser may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Purchaser and by all dealers to whom the Conversion Shares may be sold, both in connection with the offering or sale of the Conversion Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur which in the judgment of the Company or counsel to the Purchaser should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to the Purchaser, without charge, such number of copies thereof as the Purchaser may reasonably request.

                   (f) Prior to any public offering of the Conversion Shares by the Purchaser, the Company will cooperate with the Purchaser and counsel to the Purchaser in connection with the registration or qualification of the Conversion Shares and the shares of Common Stock to be issued upon the conversion of the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Purchaser may request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

                   (g) During the period of five years commencing on the Effective Date, the Company will furnish to the Purchaser copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Purchaser a copy of each annual or other report it shall be required to file with the Commission.

                   (h) The Company will make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the Effective Date falls, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months commencing after the Effective Date, and satisfying the provisions of Section 11(a) of the Act
            (including Rule 158 of the Rules and Regulations).

                   (i) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay, or reimburse if paid by the
            Purchaser, all costs and expenses incident to the
            performance of the obligations of the Company and (subject to the limitations set forth in clause 12 below) the
            Purchaser under this Agreement, including but not limited
            to costs and expenses of or relating to (1) the
            preparation, printing and filing of the Registration
            Statement and
            exhibits to it, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus, (2) the preparation,
            printing, filing and        mailing of the Notice of Redemption,
            (3) the preparation and delivery of certificates representing the Conversion Shares and the shares of Common Stock to be issued upon the conversion of the Securities, (4) the printing of this Agreement and any Dealer Agreements, if any, (5) furnishing (including costs of shipping and mailing) such copies of the Registration Statement, the Prospectus and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Conversion Shares by the Purchaser or by dealers to whom Conversion Shares may be sold, (6) the quotation of the Conversion Shares and the shares of Common Stock to be issued upon the conversion of the Securities on the National Association of Securities Dealers Automated Quotation System, (7) any filings required to be made by the Purchaser with the NASD, and the fees, disbursements and other charges of counsel for the Purchaser in connection therewith, (8) the registration or qualification of the Conversion Shares and the shares of Common Stock to be issued upon the conversion of the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(f), including the fees, disbursements and other charges of counsel to the Purchaser in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (9) fees, disbursements and other charges of counsel to the Company, (10) the transfer agent for the Common Stock, (11) the fees and expenses (including the fees, disbursement and other charges of counsel) incurred by the Trustee in connection with the redemption and conversion of the Securities and (12) the Purchaser's out-of-pocket expenses in connection herewith, including without limitation the fees, disbursements and other charges of its counsel (to the extent not subject to reimbursement as contemplated above), in an aggregate amount not to exceed $25,000.

                   (j) If this Agreement shall be terminated by the Company pursuant to any of the provisions hereof or if for any reason the Company shall be unable to perform its obligations hereunder, the Company will reimburse the Purchaser for all reasonable fees, disbursements and other charges of counsel to the Purchaser, in an aggregate amount not to exceed $25,000.

                   (k) The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Securities or the shares of Common Stock to facilitate the conversion of the Securities or the sale or resale of any of the Conversion Shares.

                   (l) The Company will apply the net proceeds from the sale to the Purchaser of the Conversion Shares in the manner set forth in the Prospectus under "Use of Proceeds."

                   (m) The Company will not for a period of 90 days after the Effective Date, without the prior written consent of the Purchaser, sell, contract to sell or otherwise dispose of any shares of Common Stock or rights to acquire such shares, or register under the Act the public offering, sale or other distribution of any shares of Common Stock held by third parties, except (i) pursuant to employee or director stock option plans or in connection with other employee incentive compensation arrangements, (ii) the Conversion Shares, (iii) for the transactions contemplated by the Registration Statement, (iv) for the MBRI acquisition, (v) for shares issuable in connection with any stock split or stock dividend, (vi) pursuant to the MICO Agreement, (vii) pursuant to a resale registration statement pertaining to 1,958,688 shares of Common Stock for Judith Stern and David Goldner, and (viii) so long as such issuance does not involve a public offering during such period, as consideration for the acquisition of businesses, properties or assets; provided, that the restrictions set forth in this Section 4(m) shall terminate following the Closing Date if the Purchaser shall have purchased less than 575,000 shares of Common Stock hereunder and in any event will terminate on and after the giving of notice by the Purchaser pursuant to Section 4(q) that the distribution of Conversion Shares has been completed.

                   (n) The Company will mail or cause to be mailed to the registered holders of the Securities not later than the close of business on June 20, 1995, the Notice of Redemption, together with a letter of transmittal, the mailing of which and the redemption of the Securities thereby shall conform to the requirements of the Indenture.

                   (o) The Company will direct the Trustee to advise the Purchaser on each business day prior to the Redemption Date of the number of Securities surrendered for conversion or redemption on the preceding business day.

                   (p) The Company shall take no action the effect of which would be to require an adjustment of the conversion price of the Securities from the conversion price set forth in
            Section 3(f).

                   (q) Prior to such time as the Purchaser shall have advised the Company that the offering and sale of the Conversion Shares by the Purchaser contemplated by this Agreement shall have been completed, the Company shall not withdraw or apply for the withdrawal of the Registration Statement and the Company shall timely file all documents, and any amendments of previously filed documents, required to be filed by it pursuant to the Act and the Exchange Act as are necessary to maintain the effectiveness of the Registration Statement; provided, however, that the Purchaser shall (i) complete the distribution of the Conversion Shares contemplated by this Agreement as soon as commercially reasonable, in Purchaser's reasonable judgment, (ii) notify the Company of the completion of such distribution promptly following such completion and
            (iii) notify the Company from time to time, upon the reasonable request of the Company, of how many Conversion Shares have not yet been distributed by the Purchaser.

                   (r) After the Redemption Date the Company will promptly file a post-effective amendment to the Registration
            Statement and take such other steps as may be necessary to remove from registration all shares of Common Stock that have not been issued upon conversion of Securities or have not been purchased by the Purchaser pursuant to this Agreement.

                 5.   CONDITIONS OF THE OBLIGATIONS OF THE PURCHASER.

                      The obligations of the Purchaser hereunder are subject
            to the following conditions:

                      (a) Notification that the Registration Statement has become effective shall be received by the Purchaser not later than 5:00 p.m., Eastern time, on the date of this Agreement or at such later date and time as shall be consented to in writing by the Purchaser and all filings required by Rule 424 of the Rules and Regulations shall have been made.

                      (b) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Conversion Shares or the shares of Common Stock to be issued upon the conversion of the Securities under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Purchaser and the Purchaser did not object thereto in good faith, and the Purchaser shall have received certificates, dated the Closing Date and signed by the Chief Executive Officer or the Chairman of the Board of Directors of the Company and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and (iii).

                      (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus,
            (i) there shall not have been a material adverse change in the general affairs, business, business prospectus, properties, management, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus and (ii) the Company and its Subsidiaries (taken as a whole) shall not have sustained any material loss or interference with their business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if in the judgment of the Purchaser any such development makes it impracticable or inadvisable to proceed with the transactions contemplated hereby on the terms and in the manner contemplated by the Prospectus.

                      (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or any of its Subsidiaries or any of their respective officers or directors in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, that might reasonably materially and adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole.

                      (e) Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects at the Closing Date, as if made at the Closing Date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date shall have been duly performed, fulfilled or complied with.

                      (f) The Purchaser shall have received opinions, dated the Effective Date and the Closing Date and satisfactory in form and substance to counsel for the Purchaser, from Hale and Dorr, counsel to the Company, Davies, Ward & Beck, counsel to a Canadian Subsidiary of the Company, and Peter M. Schwarzenbach, Esq., General Counsel of the
            Company, to the effect set forth in Exhibits B, C and D, respectively.

                      (g) The Purchaser shall have received opinions, dated the Effective Date and the Closing Date, from Testa,
            Hurwitz & Thibeault, counsel to the Purchaser, with respect to the Registration Statement, the Prospectus and this Agreement, which opinions shall be satisfactory in all respects to the Purchaser.

                      (h) Concurrently with the execution and delivery of this Agreement, the Accountants shall have furnished to the Purchaser a letter, dated the date of its delivery, addressed to the Purchaser and in form and substance satisfactory to the Purchaser confirming that they are independent accountants with respect to the Company as required by the Act and the Rules and Regulations and with respect to the financial and other statistical and numerical information contained in the Registration
            Statement or incorporated by reference therein. At the Closing Date the Accountants shall have furnished to the Purchaser a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from the Accountants, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than two days prior to the Closing Date which would require any change in their letter dated the date hereof if it were required to be dated and delivered at the Closing Date.

                      (i) At the Closing Date there shall be furnished to the Purchaser an accurate certificate, dated the Closing Date, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Purchaser, to the effect that:

                                (i)  Each signer of such certificate has
                 carefully examined the Registration Statement and the Prospectus (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) and (A) as of the date of such certificate, to the best of his knowledge, such documents are true and correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not untrue or misleading and
                 (B) since the Effective Date, no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect and there has been no document required to be filed under the Exchange Act and the Exchange Act Rules and Regulations that upon such filing would be deemed to be incorporated by reference into the Prospectus that has not been so filed.

                        (ii) Each of the representations and  warranties of the
                 Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects.

                        (iii) Each of the covenants required herein to be performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the date of such certificate has been duly, timely and fully complied with.

                      (j) The Conversion Shares and the shares of Common Stock to be issued upon the conversion of the Securities shall be qualified for sale in such states as the Purchaser may reasonably request, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date.

                      (k) Prior to the Closing Date, the Conversion Shares and the shares of Common Stock to be issued upon the conversion of the Securities will have been qualified for quotation on the National Association of Securities Dealers' Automated
            Quotation System.

                      (l) The Company shall have furnished to the Purchaser such certificates, in addition to those specifically mentioned herein, as the Purchaser may have reasonably requested as to the accuracy and completeness at the Closing Date of any statement in the Registration Statement or the Prospectus or any documents filed under the Exchange
            Act and deemed to be incorporated by reference into the Prospectus, as to the accuracy at the Closing Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Purchaser.

                 6.   INDEMNIFICATION.

                (a) The Company agrees to indemnify and hold harmless  the
            Purchaser and each person, if any, who controls the Purchaser within the meaning of the Act against any losses, claims, damages, liabilities or expenses, joint or several, to which the Purchaser or such controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them not misleading, or arise out of or are based upon in whole or in part any inaccuracy in the representations and warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder or under law; and will reimburse the Purchaser and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by the Purchaser or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by the Purchaser expressly for the inclusion in the Registration Statement, any
            preliminary prospectus or the Prospectus.   In addition to its
            other obligations under this subparagraph (a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, or any inaccuracy in the representations and warranties of the Company herein or failure of the Company to perform its obligations hereunder, all as described in this subparagraph (a), it will reimburse the Purchaser on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse the Purchaser for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Purchaser shall promptly return it to the Company together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Bank of America NT&SA, San Francisco, California (the "Prime Rate"). Any such interim reimbursement payments which are not made to the Purchaser within 30 days of a request for reimbursement, shall bear interest at the Prime

            Rate from the date of such request. This indemnity agreement will be in addition to any liability which the Company may otherwise have. The Company will not, without the prior written consent of the Purchaser, settle or compromise or consent to the entry of any judgment in any pending or threatened action or claim or related cause of action or portion of such cause of action in respect of which indemnification may be sought hereunder (whether or not the Purchaser is a party to such action or claim), unless such settlement, compromise or consent includes an unconditional release of the Purchaser and any person who controls the Purchaser from all liability arising out of such action or claim (or related cause of action or portion thereof).

                      (b) The Purchaser will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages, liabilities or expenses to which the Company, or any such director, officer, or controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Purchaser), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by the Purchaser expressly for the use in the Registration Statement, any preliminary prospectus or the Prospectus; and will reimburse the Company, or any such director, officer, or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer, or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. In addition to its other obligations under this subparagraph (b), the Purchaser agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this subparagraph (b) which relates to such information furnished to the Company by the Purchaser, it will reimburse the Company (and, to the extent applicable, each officer, director or controlling person) on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Purchaser's obligation to reimburse the Company (and, to the extent applicable, each officer, director or controlling person) for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company (and, to the extent applicable, each officer, director or controlling person) shall promptly return it to the Purchaser together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to the Company within 30 days of a request for reimbursement, shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which the Purchaser may otherwise have.

                      (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party;
            provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence
            (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Purchaser in the case of paragraph (a), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

                      (d)  If the indemnification provided for in this
            Section 6 is required by its terms but is for any reason
            held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under subparagraphs (a), (b)
            or (c) in respect of any losses, claims, damages,
            liabilities or expenses referred to herein, then each
            applicable
            indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company and the Purchaser from persons other than the Company and the Purchaser, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company who also may be liable for contribution) (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Purchaser from the offering of the Conversion Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and
            the Purchaser in    connection with the statements or omissions or
            inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the sale of the Conversion Shares (before deducting expenses) received by the Company bear to the total compensation (after deducting therefrom losses, if any, incurred in reselling Conversion Shares) received by the Purchaser hereunder. The relative fault of the Company and the Purchaser shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or the Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in subparagraph (c) of this
            Section 6, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in subparagraph (c) of this Section 6 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this subparagraph (d); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under subparagraph (c) for purposes of indemnification. The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this
            Section 6 were determined solely by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section. Notwithstanding the provisions of this Section 6, the Purchaser shall not be required to contribute any amount in excess of the amount of compensation (after deducting therefrom losses, if any, incurred in reselling the Conversion Shares) received by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                   (e) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in subparagraphs 6(a) and 6(b) hereof, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted under the provisions of the Constitution and Rules of the Board of Governors of the New
            York Stock Exchange, Inc. or pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such an arbitration would be limited to the operation of the interim reimbursement provisions contained in subparagraphs 6(a) and 6(b) hereof and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses which is created by the provisions of such subparagraphs 6(a) and 6(b) hereof.


                 7.   TERMINATION.

                 The obligations of the Purchaser under this Agreement may
            be terminated at any time or on prior to the Closing Date, by notice to the Company from the Purchaser, without liability on the part of the Purchaser to the Company, if, prior to delivery and payment for the Conversion Shares,
            (i) trading in any of the equity securities of the Company shall have been suspended by the Commission, by an exchange that lists the Common Stock or by the National Association of Securities Dealers Automated Quotation Market System,
            (ii) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq
            National Market System shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other governmental authority,
            (iii) a general banking moratorium shall have been declared by either Federal or New York State authorities or (iv) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration of the United States of a national emergency or war or other calamity or crisis shall have occurred, the effect of any of which is such as to make it, in the sole judgment of the Purchaser, impracticable or inadvisable to proceed with the transactions contemplated hereby on the terms and in the manner contemplated by the Prospectus.

                 8.   SURRENDER OF SECURITIES.

                 The Purchaser agrees that any Securities beneficially
            owned by it on the Expiration Date (in addition to any Securities purchased as contemplated in Section 2(c)) will be surrendered for conversion into Common Stock.

                 9.   SOLICITING CONVERSIONS.

                 The Purchaser may (but shall be under no obligation to)
            assist the Company in soliciting conversions of Securities into Common Stock by the holders thereof but shall not be entitled to compensation by the Company for any such assistance.

                 10.  MISCELLANEOUS.

                 Notice given pursuant to any of the provisions of this
            Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, 100 Pennsylvania Avenue, P.O. Box 9328, Framingham, Massachusetts 01701-9328, Attention: Chairman, or (b) if to the Purchaser, at the offices of the Purchaser, 135 East Baltimore Street, Baltimore, Maryland, Attention:
            Corporate Finance Department.  Any such notice shall be
            effective only upon receipt.   Any notice under Section 7
            may be made by telex or telephone, but if so made shall be subsequently confirmed in writing.

                 This Agreement has been and is made solely for the
            benefit of the Purchaser and the Company and of the controlling persons, directors and officers referred to in
            Section 6, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of Conversion Shares from the Purchaser.

                 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
            ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND.

                 This Agreement may be signed in two or more counterparts
            with the same effect as if the signatures thereto and hereto were upon the same instrument.

                 In case any provision in this Agreement shall be invalid,
            illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                 The Company and the Purchaser each hereby irrevocably
            waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

                          [SIGNATURE PAGE TO FOLLOW]

                Please confirm that the foregoing correctly sets forth the
            Standby Agreement between the Company and the Purchaser.

                                               Very truly yours,

                                               STAPLES, INC.



                                               By:_________________________

                                                     Title:

            Confirmed as of the date first
            above mentioned:

            ALEX. BROWN & SONS INCORPORATED


            By: __________________________________
                  Title:

                                                                     EXHIBIT A


                                   Subsidiaries of
                                    Staples, Inc.
                                        as of
                                    June 20, 1995
                                    -------------

Name of Subsidiary                                 Jurisdiction of Incorporation
- ------------------                                 -----------------------------



Staples Security Corporation                       Massachusetts

Staples the Office Superstore, Inc.                Delaware

Staples International, Inc.                        Delaware

Staples Properties, Inc.                           California

521 Connecticut Boulevard Corp.                    Connecticut

Staples NRO. Ltd.                                  Ontario

Staples NRO(2) Limited                             Ontario

Staples NRO(3) Limited                             Ontario

National Office Supply Company, Inc.               New Jersey

Spectrum Office Products Inc.                      New York

Total Global Sourcing, Inc.                        Delaware

The Business Depot, Ltd.                           Ontario

D.A. MacIsaac, Inc.                                Delaware

                                                                      EXHIBIT B



                           OPINION OF HALE AND DORR
                           ------------------------

              1. Each of the Company and the Domestic Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions where the ownership or leasing of properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to so qualify would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and has full corporate power and authority to own its properties and conduct its business as described in the Registration Statement.

              2. All of the outstanding shares of Common Stock have been, the shares of Common Stock to be issued upon the conversion of the Debentures upon issuance will be, and the shares of Common Stock issued and sold to you pursuant to the Standby Agreement (the "Conversion Shares") upon issuance and when paid for by you in accordance with the terms of the Standby Agreement will be, duly and validly issued, fully paid and nonassessable, not issued in violation of or subject to any statutory preemptive rights or, to our knowledge, other rights to subscribe for or purchase any securities and conform to the description thereof contained in the Prospectus; without limiting the foregoing, there are no statutory preemptive or, to our knowledge, other rights to subscribe for or purchase any of the shares of Common Stock to be issued upon conversion of the Debentures or pursuant to the Standby Agreement.

              3. All of the issued and outstanding shares of common stock of the Domestic Subsidiaries have been duly and validly authorized and issued, are fully paid and nonassessable and are owned of record and, to our knowledge, beneficially by the Company free and clear of all liens, encumbrances, equities, claims, security interests, voting trusts or other defects of title whatsoever.

              4. Except as disclosed in or specifically contemplated by the Prospectus or the Standby Agreement, to our knowledge, there are no (i) outstanding options, warrants or other rights calling for the issuance of, and (ii) no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company.

              5. The Registration Statement has become effective under the Act, and, to our knowledge, no (i) stop order suspending the effectiveness of the Registration Statement or preventing the use of the Prospectus has been issued and (ii) no proceedings for that purpose have been instituted or are pending or contemplated by the Commission. The Registration Statement and the Prospectus (excluding any documents incorporated by reference into the Registration Statement or the Prospectus) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations. To our knowledge, (i) there are no franchises, leases, contracts, agreements or documents of a character required to be disclosed in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not disclosed or filed, as required, and (ii) there are no legal or governmental actions, suits or proceedings pending or threatened against the Company which are required to be described in the Prospectus which are not described as required. The documents incorporated by reference in the Prospectus, when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

              6. The Company has corporate power and authority to enter into the Standby Agreement and to call the Debentures for redemption, to convert and redeem the Debentures and to issue the Conversion Shares and the shares of Common Stock to be issued upon the conversion of the Debentures, all as described in the Prospectus, and all such actions have been duly authorized by the Company; the Standby Agreement has been duly and validly authorized by all necessary corporate action by the Company and has been duly and validly executed and delivered by and on behalf of the Company; and no approval, authorization, order, consent, registration, filing, qualification, license or permit of or with any court, regulatory, administrative or other governmental body is required for the execution and delivery of the Standby Agreement by the Company or the call of the Debentures for redemption, the conversion of the Debentures or the redemption of the Debentures, except such as have been obtained and are in full force and effect under the Securities Act.

              7. The call of the Debentures for redemption, the issuance by the Company of shares of Common Stock upon conversion of the Debentures, the redemption of the Debentures, or the execution and delivery by the Company of, and the performance by the Company of its agreements contained in, the Standby Agreement will not, to our knowledge, conflict with, result in the breach of, or con-stitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument known to us to which the Company or any of the Domestic Subsid-iaries is a party or by which the Company or any of the Domestic Subsidiaries or any of its or their property may be bound which is material to the Company and its Domestic Subsidiaries, taken as a whole, or violate any of the provisions of the Certificate of Incorporation or Bylaws, or other organizational documents, of the Company or any of the Domestic Subsidiaries or, so far as is known to us, violate any statute, judgment, decree, order, rule or regulation of any court or governmental body having jurisdiction over the Company or any of the Domestic Subsidiaries or any of its or their property.

              8. The Debentures are convertible in accordance with their terms and pursuant to the Indenture in the manner and upon the terms described in the Prospectus.

              9. To our knowledge, no holders of securities of the Company have rights which have not been waived to the registration of shares of Common Stock or other securities, because of the filing of the Registration Statement by the Company or the offering contemplated by the Standby Agreement.

              10. The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

                                                                      EXHIBIT C

                        OPINION OF DAVIES, WARD & BECK
                        ------------------------------

1. Business Depot is a corporation existing under the Business Corporations Act (Ontario).

2. Business Depot is registered to carry on business in all jurisdictions in which the conduct of its business requires such registration or in which the failure to register would have a material adverse effect upon the business of Business Depot.

3. Business Depot has the corporate power to own or lease its properties and to operate its business in Canada.

4. We have not been engaged to provide legal advice to or consulted by Business Depot with respect to any action, suit or proceeding before or by any court or government agency or body or arbitration panel to which Business Depot is a party and which, if decided against Business Depot, would have a material adverse effect on Business Depot with the exception of certain litigation between Business Depot, Office Depot Inc. and other parties, details of which we understand have been provided to you. With the exception of the foregoing litigation involving Business Depot and Office Depot Inc., based solely on the memory of the lawyers at our firm usually engaged in the performance of work for Business Depot respecting matters discussed with representatives of Business Depot, without specific inquiry and without reviewing documents held in the files maintained by our firm, such lawyers are not aware of any action, suit or proceeding which, if decided against Business Depot, would have a material adverse effect on Business Depot.

5. Based exclusively upon the facts disclosed in our review of the minute books and corporate records of Business Depot and the Certificate of Fact we are of the opinion that:

     (i) The authorized capital stock of Business Depot consists of (i) 2,250,000 shares of Preferred Stock of which 1,033,448 shares have been designated as Series A Preferred Stock and 894,000 shares have been designated as Series B Preferred Stock, (ii) 668,233 shares of Class C Preferred Stock, (iii) 20,000,000 shares of Special Stock, issuable in series of which 1,500,000 has been designated as shares of Series I Stock; and (iv) 3,000,000 shares of Common Stock (subject to adjustment in the manner provided for in subsection 35(8) of the OBCA upon the conversion of any Preferred Stock into Common Stock).

     (ii) On the date hereof 1,033,448 shares of Series A Preferred Stock, 894,000 shares of Series B Preferred Stock, 1,300,000 shares of Series I Stock and 194,235 shares of Common Stock are outstanding and all such shares (collectively the "Shares") are validly issued, fully paid and non-assessable and there are no shares of Class C Preferred Stock outstanding. With the exception of 1,300,000 shares of Series I Stock which are registered in the name of Staples NRO Limited, Staples is the holder of record of all the shares and the holder of record of all outstanding warrants, options and other rights (contingent or otherwise) to purchase or otherwise acquire equity securities of Business Depot.


6. Based exclusively on the facts disclosed in our review of the minute books and corporate records of Business Depot and on the memory of the lawyers at our firm usually engaged in the performance of work for Business Depot respecting matters discussed with representatives of Business Depot, without specific inquiry and without reviewing other documents held in the files maintained by our firm, such lawyers are not aware that any person other than Staples has any warrants, options or other rights to purchase or otherwise acquire any equity securities of Business Depot or that the Shares are encumbered by any liens, security interests, pledges or other encumbrances, claims or equities other than the lien in favour of Business Depot established by section 9.5 of By-Law No. 1 of Business Depot.

                                                                      EXHIBIT D


                   OPINION OF PETER M. SCHWARZENBACH, ESQ.
                   ---------------------------------------


        1. Neither the Company nor any of its subsidiaries is in violation of its certificate of incorporation or bylaws, or other organizational documents, or, to the best of my knowledge, in breach of or in default under any provision of any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument known to me to which the Company or any such subsidiary is a party or by which it or any of its properties may be bound or affected, except where such breach or default would not materially adversely affect the Company and its subsidiaries taken as a whole; and, to the best of my knowledge, the Company and its subsidiaries are in compliance with all laws, rules, regulations, judgments, decrees, orders, and statutes of any court or jurisdiction to which they are subject, except where noncompliance would not materially adversely affect the Company and its subsidiaries taken as a whole.

        2. Each of the Company and its subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions where the ownership or leasing of properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to so qualify would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

        3. Other than the litigation described on the attached list, there is no litigation to which the Company or its subsidiaries is a party which if adversely decided would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

        4. The execution and performance of the Standby Agreement and the consummation of the transactions contemplated therein will not violate any of the provisions of the certificate of incorporation or bylaws, or other organizational documents, of any of the Company's subsidiaries.